UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2018

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 25, 2018, Newell Brands Inc. (the “Company”) announced that it was pursuing a series of strategic initiatives to accelerate its transformation plan, improve operational performance and enhance shareholder value (the “Accelerated Transformation Plan”), including but not limited to:

•	Exploring strategic options for industrial and commercial product assets, including The Waddington Group (“Waddington”), Process Solutions, Rubbermaid Commercial Products and Mapa; and

•	Exploring strategic options for the smaller consumer businesses, including the Rawlings Sporting Goods Company, Inc. (“Rawlings”), Goody, Rubbermaid Outdoor, Closet, Refuse and Garage, and U.S. Playing Cards.

On May 4, 2018, the Company announced the expansion of its Accelerated Transformation Plan, adding Jostens and Pure Fishing to the list of potential divestitures announced on January 25, 2018. On the same day, the Company announced the signing of a definitive agreement to sell Waddington for approximately $2.3 billion in gross proceeds, and approximately $2.2 billon after-tax (the “Waddington Sale”). Currently, the Company expects to record an estimated pre-tax gain of $675 - $725 million after the closing of the Waddington Sale in the second or third quarter of 2018, which closing is subject to customary closing conditions, including regulatory approvals.

On June 5, 2018, the Company announced the signing of a definitive agreement to sell Rawlings for approximately $395 million in gross proceeds, subject to customary working capital and transaction adjustments (the “Rawlings Sale”). The Company expects after-tax proceeds of approximately $340 million from the Rawlings Sale after an expected closing within 30-45 days of the announcement, which closing is subject to customary closing conditions, including regulatory approvals.

The Company continues to expect to realize approximately $10 billion in after-tax proceeds from the completion of its previously announced divestiture program.

On June 11, 2018, the Company issued a press release announcing that its Board of Directors has approved an additional $2.5 billion of share repurchase authorization through the end of 2019 and has synchronized the expiration of its previously existing share repurchase authorization to also expire at the end of 2019. The new share repurchase authorization is incremental to the approximately $1.103 billion remaining under the share repurchase authorization previously disclosed on November 2, 2017 (the “2017 Authorization”). As of the date hereof, the Company has a total outstanding share repurchase authorization of approximately $3.603 billion. The Company’s common shares may be purchased by the Company through 10b5-1 automatic trading plans, discretionary purchases on the open market, accelerated share repurchase arrangements, in privately negotiated transactions or any combinations thereof. The press release is attached hereto as Exhibit 99.1.

The information in Section 7.01 of this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 2.06	Material Impairments.

On June 7, 2018, the Company determined that for Rawlings, it will be required to record a pre-tax loss on sale or impairment charge in the second quarter of 2018 in the range of approximately $125 -$135 million since the carrying value of Rawlings exceeds the estimated fair value less cost to sell of the Rawlings assets. The Company also expects, as determined on June 7, 2018, that its classification of the Process Solutions business as held for sale as of the second quarter of 2018 will result in an estimated pre-tax impairment charge of approximately $325 -$375 million, as it estimates the carrying value of the business may exceed its fair value less cost to sell. The fair value of the Process Solutions business is subject to many factors, including but not limited to the number of interested buyers, the buyer’s strategic fit and synergies and the nature of the sales transaction, and could differ from the Company’s estimates. The estimated ranges of impairment charges above reflect the Company’s best estimate of the charges at this time, however the Company continues to evaluate the amount of impairments. Until the evaluation has been finalized, the Company can make no assurances that these amounts will not change. No cash expenditures, other than customary closing costs and advisor fees, are anticipated as a result of the impairments.

The loss on sale/impairments do not affect the Company’s expectations for after-tax proceeds from the completion of its previously announced divestiture program.

Forward-Looking Statements

Some of the statements above, including but not limited to references to estimated divestiture proceeds, gains on sale, losses on sale and impairment charges related to divestitures, stock repurchase activity, completion of divestitures and the timing for closing of transactions are forward looking statements. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that we will complete any or all of the potential transactions or other initiatives referenced above. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	our dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of our customers;

•	our ability to improve productivity, reduce complexity and streamline operations;

•	our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to our substantial indebtedness, a potential increase in interest rates or changes in our credit ratings;

•	our ability to effectively accelerate our transformation plan and explore and execute our strategic options;

•	our ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of our key information technology systems or related controls;

•	future events that could adversely affect the value of our assets and require impairment charges;

•	the impact of United States and foreign regulations on our operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	our ability to protect intellectual property rights;

•	significant increases in the funding obligations related to our pension plans; and

•	other factors listed from time to time in our filings with the U.S. Securities and Exchange Commission, including, but not limited to our Annual Report on Form 10-K.

Changes in assumptions or such factors could produce significantly different results. The information herein is as of the date indicated above. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 11, 2018, issued by Newell Brands Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: June 11, 2018	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal & Administrative Officer and Corporate Secretary